                                                               Exhibit 10.10(a)

                                                                  EXECUTION COPY

                           WAIVER AND AMENDMENT NO. 1
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

        This WAIVER AND AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), made as of this 5th day of December, 1997, among STAR BANK, NATIONAL ASSOCIATION, a national banking association ("Bank"), HMJ INDUSTRIES INC., a Delaware corporation ("Parent"), and BLISS MANUFACTURING COMPANY, an Ohio corporation ("Bliss") (Parent and Bliss being sometimes hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower").

                                  WITNESSETH:

        WHEREAS, the Borrowers and Bank have entered into that certain Amended and Restated Credit Agreement, dated as of June 6, 1997 (the "Credit Agreement"), pursuant to which Bank has made certain loans and financial accommodations available to the Borrowers;

        WHEREAS, the Borrowers and Bank desire to amend the Credit Agreement as hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Bank and the Borrowers agree as follows:

                            SECTION 1. DEFINED TERMS.
                            -------------------------

        Each defined term used herein and not otherwise defined herein has the meaning ascribed to such term in the Credit Agreement.

                  SECTION 2. AMENDMENT TO CREDIT AGREEMENT.
                  ------------------------------------------

        The Credit Agreement is amended, effective as of the date of all of the conditions set forth in SECTION 4 hereof shall have been satisfied, as follows:

        2.1 AMENDMENT TO PRELIMINARY SECTION. The first paragraph following WITNESSETH in the Credit Agreement is amended in its entirety to read as follows:

        WHEREAS, HMI Incorporated, an Ontario corporation ("HMI Inc."), Newton Falls Holding Company, a Delaware corporation ("Newton"), Tube-Fab Ltd., an Ontario corporation ("Tube-Fab"), Tube Form, Inc., an Ohio corporation ("Tube Form", which at the time of the execution and delivery of the Existing Credit Agreement was a subsidiary of Parent), Health-Mor International, Inc., a U.S. Virgin Islands corporation ("International"), Health-Mor Acceptance Corporation, a Delaware corporation ("Acceptance"), HMI Acceptance Corporation, an Ontario corporation ("HMI Acceptance"), and Health-Mor

        Acceptance Pty. Ltd., an Australian corporation ("Pty") (HMI Inc., Newton, Tube-Fab, International, Acceptance, HMI Acceptance, Pty and Health-Mor Personal Care Corporation, a Delaware corporation ("Personal Care") being sometimes hereinafter collectively referred to as the "Guarantor Subsidiaries" and individually as a "Guarantor Subsidiary"), Borrowers and Bank entered into that certain Credit Agreement, dated as of August 14, 1996, as amended by that certain First Amendment to Credit Agreement, dated as of November 15, 1996, and as further amended by that certain Second Amendment to Credit Agreement, dated as of December 19, 1996, that certain Third Amendment to Credit Agreement, dated as of March 7, 1997, and that certain Fourth Amendment to Credit Agreement, dated as of April 7, 1997 (collectively, the "Existing Credit Agreement");

        2.2 AMENDMENT TO SECTION 2.7. Section 2.7 of the Credit Agreement is amended in its entirety to read as follows:

                2.7 SPECIAL TERM LOAN FACILITY. The Special Term Loan under the Special Term Loan Facility will be made to Parent in the amount of Two Million Two Hundred Fifty Thousand Nine Hundred Fifty-Two Dollars ($2,250,952) on the Effective Date. The principal of the Special Term Loan shall be payable as set forth in this Agreement. The principal of the Special Term Loan then outstanding shall be due and payable upon the effective date of any termination of this Agreement pursuant to SECTION 11 and/or SECTION 13 hereof. No repayment or prepayment of the Special Term Loan shall be reason for any relending or additional lending of Special Term Loan proceeds to Parent. Bank shall, to the extent of Two Million Two Hundred Fifty Thousand Nine Hundred Fifty-Two Dollars ($2,250,952) of the Parent's Existing Loans, satisfy all of its agreement to make the Special Term Loan to Parent on the Effective Date by converting such amount of the Parent's Existing Loans into the Special Term Loan, whereupon such converted amount shall be the Special Term Loan owing by Parent for all purposes of this Agreement and the other Loan Documents. Such conversion shall be deemed to have taken place at the time Parent executes and delivers this Agreement. The Special Term Loan Facility hereunder represents, in part, a renewal of certain of the Existing Loans outstanding as of the Effective Date. The amount of the Existing Loans referred to above originally outstanding under the Existing Credit Agreement is continuing Indebtedness of Parent to Bank, and nothing contained herein or in any other Loan Document shall be construed to deem such amount paid, or to release or terminate any lien, guaranty or security interest given to secure such amount. Payment in full of and satisfaction of all Indebtedness with respect to the Special Term Loan hereunder shall also be deemed to be payment in full and satisfaction of such amount of the Existing Loans. As of December 5, 1997, the outstanding principal amount of the Special Term Loan is One Million Five Hundred Eighty Thousand Fifty-Two Dollars ($1,580,052).

                2.3 ADDITION OF SECTION 2.17. Section 2 of the Credit Agreement is amended by the addition of the following Section 2.17 in proper numeric order:

                2.17 SPECIAL PAYMENT BY PARENT. On or prior to March 31, 1998, if this Agreement has not been terminated pursuant to SECTION 11 and/or
        SECTION 13 hereof, Parent
        shall make a payment to Bank of Two Million Dollars ($2,000,000), to be applied (1) first, to the outstanding principal of the Special Term Loan, (2) second, to all accrued and unpaid interest on the Special Term Loan, and (3) third, to the payment of the other Obligations, in a manner satisfactory to Bank, in its sole discretion.

        2.4 AMENDMENT TO EXHIBIT M. Exhibit M to the Credit Agreement is amended in its entirety to read as set forth on Exhibit M to this Waiver and Amendment No.1 to Amended and Restated Credit Agreement.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES.
                   -----------------------------------------

                Each Borrower represents and warrants to Bank as follows:

        3.1 THE AMENDMENT. This Amendment has been duly and validly executed by an authorized executive officer of each Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms.

        3.2 CLAIMS AND DEFENSES. Each Borrower hereby represents, warrants and acknowledges that as of the date of this Amendment, it has no defenses, claims, counterclaims or setoffs with respect to the Credit Agreement, as amended by this Amendment, or its Obligations thereunder or with respect to any actions of the Bank or any of its officers, directors, shareholders, employees, agents or attorneys, and each Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Bank and each of its officers, directors, shareholders, employees, agents and attorneys from the same.

        3.3 CREDIT AGREEMENT. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms. Each Borrower hereby ratifies and confirms the Credit Agreement, as amended by this Amendment.

        3.4 NONWAIVER. Except as otherwise expressly provided herein, the execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of Bank under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, except as otherwise specifically set forth herein, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement, as amended by this Amendment.

        3.5 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

                SECTION 4. CONDITIONS PRECEDENT TO EFFECTIVENESS
                ------------------------------------------------
                            OF THIS AMENDMENT NO. 1
                            -----------------------

        In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to the each of the following conditions precedent:

        4.1 WAIVER AND AMENDMENT NO.1 TO AMENDED AND RESTATED CREDIT AGREEMENT. Bank shall have received an original counterpart of this Waiver and Amendment No. 1 to Amended And Restated Credit Agreement, executed and delivered by a duly authorized officer of each Borrower and acknowledged, consented to and agree to by each Guarantor Subsidiary.

        4.2 CONSENT, AGREEMENT AND ACKNOWLEDGMENT. Bank shall have received an original counterpart of the Consent, Agreement and Acknowledgment to this Amendment executed and delivered by a duly authorized officer of each Guarantor Subsidiary.

        4.3 PAYMENT OF ALL LEGAL FEES AND EXPENSES. The Borrowers shall have paid to Bank all of Bank's legal fees and expenses incurred through the date hereof, in connection with the Credit Agreement, this Amendment and all other matters, and documentation relating thereto and which is unpaid as of the date hereof.

                       SECTION 5. WAIVER OF PAST DEFAULT.
                       ----------------------------------

        Subject to and conditioned on the effectiveness of this Amendment, Bank hereby waives the Events of Default existing as of the date of this Amendment as a result of the Borrowers' defaults under SECTION 10.33 of the Credit Agreement caused by Borrowers' failure to comply with SUBSECTIONS (B), (C) and (D) of EXHIBIT M to the Financing Agreement for the quarter ended 9/30/97.


                           SECTION 6. MISCELLANEOUS.
                           -------------------------

        6.1 GOVERNING LAW. This Amendment has been delivered and accepted at and shall be deemed to have been made at Cleveland, Ohio. This Amendment shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Ohio, without regard to principles of conflict of law, and all other laws of mandatory application.

        6.2 SEVERABILITY. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

        6.3 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

        6.4 CONFESSION OF JUDGMENT. Each Borrower hereby irrevocably authorizes and empowers any attorney-at-law to appear for such Borrower in any action upon or in connection with this Amendment at any time after the Loans and/or other Obligations become due, as herein provided, in any court in or of the State of Ohio or elsewhere, and waives the issuance and service of process with respect thereto, and irrevocably authorizes and empowers any attorney-at-law to confess judgment in favor of Bank against such Borrower, the amount due thereon or hereon, plus interest as herein provided, and all costs of collection, and waives and releases all errors in said proceedings and judgments and all rights of appeal from the judgment rendered. Each Borrower agrees and consents that the attorney confessing judgment on behalf of such Borrower may also be counsel to Bank or any of Bank's Affiliates, waives any conflict of interest which might otherwise arise, and consents to Bank paying such confessing attorney a reasonable legal fee or allowing such attorney's reasonable fees to be paid from the proceeds of collection of the Loans and/or Obligations or proceeds of any Collateral, the Premises or any other security for the Loans and the other Obligations.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, each Borrower has caused this Waiver and Amendment No. 1 to Amended And Restated Credit Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signed and acknowledged
in the presence of:                         HMI INDUSTRIES INC.

__________________________________          By:________________________________

Name:_____________________________          Its:_______________________________

__________________________________

Name:_____________________________


WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Signed and acknowledged
in the presence of:                         BLISS MANUFACTURING COMPANY

__________________________________          By:________________________________

Name:_____________________________          Its:_______________________________

__________________________________

Name:_____________________________

STATE OF        )
                ) ss:
COUNTY OF       )


        The foregoing instrument was acknowledged before me this ______ day of December, 1997, by __________________, ___________ of HMI Industries Inc., a
Delaware corporation, on behalf of the company.



                                                  ---------------------------
                                                   Notary Public


STATE OF        )
                ) ss:
COUNTY OF       )


        The foregoing instrument was acknowledged before me this ______ day of December, 1997, by __________________, ___________ of Bliss Manufacturing
Company, an Ohio corporation, on behalf of the company.



                                                  ---------------------------
                                                  Notary Public




Accepted at Columbus, Ohio,
as of December ___, 1997.

STAR BANK, NATIONAL ASSOCIATION


By:_____________________________
Mark E. Storer, Vice President

                                   Exhibit M
                                   ---------
                              Financial Covenants
                              --------------------

FINANCIAL COVENANTS. Each Borrower agrees that it shall:

(A) CAPITAL EXPENDITURES. Not permit the Borrowers and the Guarantor Subsidiaries to make any Capital Expenditures, all as determined on a Consolidated basis (net after trade-ins, if any), in an aggregate amount exceeding One Million Three Hundred Thousand Dollars ($1,300,000) for the Fiscal Year ending September 30, 1997; and Three Million Dollars ($3,000,000) for the Fiscal Year ending September 30, 1998 and for each Fiscal Year thereafter.

(B) TANGIBLE NET WORTH. Not, at any time on or after March 31, 1998, permit Borrowers' and the Guarantor Subsidiaries' Consolidated Tangible Net Worth to be less than an amount equal to (a) Eighteen Million Dollars ($18,000,000), plus (b) either (i) fifty percent (50%) of Net Income at such time if Net Income is a positive number at such time or (ii) zero percent (0%) of Net Income at such time if Net Income is a negative number at such time, minus (c) the aggregate Permitted Special Charges (after Taxes) taken as of such time. Notwithstanding the forgoing, if the FASB 106 Adjustment is equal to or less than Eight Million Five Hundred Thousand Dollars ($8,500,000), then each Borrower agrees that it shall not, permit Borrowers' and the Guarantor Subsidiaries' Consolidated Tangible Net Worth to be less than an amount equal to (r) Nine Million Six Hundred Ninety Four Thousand Dollars ($9,694,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on March 31, 1998 and ending on April 29, 1998, (s) Nine Million Six Hundred Sixty Nine Thousand Dollars ($9,669,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on April 30, 1998 and ending on May 30, 1998, (t) Nine Million Six Hundred Forty Four Thousand Dollars ($9,644,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on May 31, 1998 and ending on June 29, 1998, (u) Nine Million Six Hundred Nineteen Thousand Dollars ($9,619,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on June 30, 1998 and ending on July 30, 1998, (w) Nine Million Four Hundred Seventy Nine Thousand Dollars ($9,479,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on July 31, 1998 and ending on August 30, 1998, (x) Nine Million Four Hundred Sixty Thousand Dollars ($9,460,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on August 31, 1998 and ending on September 29, 1998, (y) Nine Million Four Hundred Forty Two Thousand Dollars ($9,442,000), MINUS the amount of the FASB 106 Adjustment at any time during the period commencing on September 30, 1998 and ending on October 31, 1998, and (z) Nine Million Four Hundred Thousand Dollars ($9,400,000), MINUS the amount of the FASB 106 Adjustment at any time after October 31, 1998. For purposes of the foregoing, Net Income shall be accounted for commencing on

        June 1, 1997.

(C) LEVERAGE RATIO. Not, at any time on or after March 31, 1998, permit Borrowers and the Guarantor Subsidiaries' Leverage Ratio, determined on a Consolidated basis, to exceed 0.6 to 1.0 at any time. Notwithstanding the forgoing, if the FASB 106 Adjustment is equal to or less than Eight Million Five Hundred Thousand Dollars ($8,500,000), then each Borrower agrees that it shall not, at any time, permit Borrowers and the Guarantor Subsidiaries' Leverage Ratio, determined on a Consolidated basis (computed as if the FASB 106 Adjustment had not been made), to exceed (i) 0.68 to 1.0 at any time during the period commencing on March 31, 1998 and ending on April 29, 1998, (ii) 0.67 to 1.0 at any time during the period commencing on April 30, 1998 and ending on May 30,1998, (iii) 0.69 to 1.0 at any time during the period commencing on May 31, 1998 and ending on June 29, 1998, (iv) 0.69 to 1.0 at any time during the period commencing on June 30, 1998 and ending on October 31, 1998, and (z) 0.7 to 1.0 at any time during at any time after October 31, 1998.

(D) FIXED CHARGE COVERAGE RATIO. Not permit Borrowers' and the Guarantor Subsidiaries' Fixed Charge Coverage Ratio, determined on a Consolidated basis, to be less than (i) -0.08 to 1.0 at any time during the period commencing on March 31, 1998 and ending on April 29, 1998, (ii) -0.03 to
        1.0 at any time during the period commencing on April 30, 1998 and ending on May 30, 1998, (iii) 0.01 to 1.0 at any time during the period commencing on May 31, 1998 and ending on June 29, 1998, (iv) 0.16 to 1.0 at any time during the period commencing on June 30, 1998 and ending on July 30, 1998, (iv) 0.29 to 1.0 at any time during the period commencing on July 31, 1998 and ending on August 30, 1998, (iv) 0.36 to 1.0 at any time during the period commencing on August 31, 1998 and ending on September 29, 1998, and (iv) 0.39 to 1.0 at any time after September 29, 1998. Such Fixed Charge Coverage Ratio will be calculated based on (i) the cumulative and annualized results for each period commencing on June 1, 1997 and ending on the date of calculation until May 31, 1998 and
        (ii) after May 31, 1998, the cumulative results for the most-recently concluded twelve (12)-month period.


                     II. DEFINITIONS TO FINANCIAL COVENANTS


(A) The term "CAPITAL EXPENDITURES" for purposes of this EXHIBIT M shall mean any and all amounts invested, expended or incurred (including by reason of Capitalized Lease Obligations incurred by Borrowers and Guarantor Subsidiaries) in respect of the purchase, acquisition, improvement, renovation or expansion of any properties or assets of the Borrowers and Guarantor Subsidiaries, including, without limitation, expenditures required to be capitalized in accordance with GAAP.

(B) The term "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under leases of, or other agreements conveying the right to use real and/or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, prepared in accordance with GAAP.

(C) The term "CONSOLIDATED TANGIBLE NET WORTH" for purposes of this EXHIBIT M shall mean an amount equal to the sum of (i) Assets, MINUS (ii) Intangibles, MINUS (iii) GAAP Liabilities, of each of the Borrowers and the Guarantor Subsidiaries, determined on a Consolidated basis in accordance with GAAP, applied on a consistent basis.

(D) The term "LEVERAGE RATIO" for purposes of this EXHIBIT M shall mean, as at any time, the ratio of (a) Consolidated Indebtedness at such time to
        (b) the sum of (i) Consolidated Tangible Net Worth at such time PLUS
        (ii) Consolidated Indebtedness at such time PLUS (iii) the aggregate Permitted Special Charges (after Taxes) taken as of such time.

(E) The term "CONSOLIDATED INDEBTEDNESS" for purposes of this EXHIBIT M shall mean Indebtedness for Borrowed Money of the Borrowers and the Guarantor Subsidiaries on a Consolidated basis.

(F) The term "INDEBTEDNESS FOR BORROWED MONEY" for purposes of this EXHIBIT M shall mean, for any Person at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all borrowings under insurance policies, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price for property or services, except accounts payable in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness for Borrowed Money of others secured by a lien on any asset of such Person, whether or not such Indebtedness for Borrowed Money is assumed by such Person, and (vi) all Indebtedness for Borrowed Money of others Guaranteed by such Person.

(G) The term "GUARANTEED" or to "GUARANTEE" for purposes of this EXHIBIT M as applied to an obligation shall mean and include (a) a guarantee or guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part of all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase of sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of non-performance) of or on account of any part of all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guarantee of any obligation of indemnifying or holding harmless, in any way such Person against any part or all of such obligation.

(H) The term "PERMITTED SPECIAL CHARGES" for purposes of this EXHIBIT M shall mean non-cash charges, not to exceed an aggregate amount equal to Five Million Dollars ($5,000,000), of the Borrowers and the Guarantor Subsidiaries related to (a) employee severance costs, (b) costs in connection with the retirement of Kirk Foley, and (c) the sale of stock or assets of Personal Care or the Tubular Products Division of Bliss or the HRS Sale.

(I) The term "TAXES" for purposes of this EXHIBIT M shall mean all federal, state and local or foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other taxes, including interest and penalties thereon, and including estimated taxes thereof.

(J) The term "FIXED CHARGE COVERAGE RATIO" for purposes of this EXHIBIT M shall mean, as at any time, the ratio of (a) Consolidated Cash Flow at such time to (b) Fixed Charges at such time.

(K) The term "NET INCOME" for purposes of this EXHIBIT M shall mean the Consolidated net income, after payment of all Taxes, of the Borrowers and the Guarantor Subsidiaries determined in accordance with GAAP applied on a consistent basis.

(L) The term "FISCAL YEAR" for purposes of this EXHIBIT M means a period consisting of four (4) Quarters ending on September 30.

(M) The term "QUARTER" for purposes of this EXHIBIT M means a period of three (3) successive calendar months ending on March 31, June 30, September 30 or December 31.

(N) The term "GAAP" for purposes of this EXHIBIT M means generally accepted accounting principles as consistently applied in the United States on the Effective Date.

(O) The term "CONSOLIDATED" for purposes of this EXHIBIT M means on a consolidated basis for the Borrowers and the Guarantor Subsidiaries, as determined in accordance with GAAP.

(P) The term "ASSETS" for purposes of this EXHIBIT M means all items which, in accordance with GAAP applied on a consistent basis, would be included in determining total assets as shown on the asset side of a balance sheet as of the date on which Assets are to be determined.

(Q) The term "INTANGIBLES" for purposes of this EXHIBIT M means any Assets which, in accordance with GAAP applied on a consistent basis, would be treated as intangible assets, including without limitation, such items as goodwill, trademarks, trade names, service marks, patents, licenses, rights with regard to any such items, unamortized debt discount, deferred charges and organization expenses.

(R) The term "GAAP LIABILITIES" for purposes of this EXHIBIT M means all items which, in accordance with GAAP applied on a consistent basis, would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date on which liabilities are to be determined.

(S) The term "CONSOLIDATED CASH FLOW" for purposes of this EXHIBIT M means, for any period, the sum of (a) Net Income for such period, PLUS (b) depreciation for such period, PLUS (c) amortization for such period, PLUS (d) other non-cash charges for such period, plus (e) interest expense for such period, PLUS (f) Taxes in respect of income for such period, PLUS (g) the aggregate Permitted Special Charges taken during such period to the extent not already included in clause (d) above, all as determined on a Consolidated basis in accordance with GAAP applied on a consistent basis.

(T) The term "FIXED CHARGES" for purposes of this EXHIBIT M means, for any period or at any time, the aggregate of (a) interest expense for such period, PLUS (b) the current portion of Funded Indebtedness at such time, PLUS (e) Capital Expenditures for such period, PLUS (d) Distributions for such period, all as determined on a Consolidated basis in accordance with GAAP applied on a consistent basis.

(U) The term "FUNDED INDEBTEDNESS" for purposes of this EXHIBIT M means Indebtedness for Borrowed Money (other than any such Indebtedness described in clause (vi) of the definition of "Indebtedness for Borrowed Money".

(V) The term "DISTRIBUTION" for purposes of this EXHIBIT M means any payment or distribution or transfer to, redemption, acquisition or purchase from, or exchange with (directly or indirectly), a Shareholder made in respect of his Equity Interest, of any property, including, without limitation, cash, whether or not the same shall be made from earnings of the Borrowers and the Guarantor Subsidiaries or a redemption of a Shareholder's Equity Interest, but, excluding in all cases, any of the foregoing made by a Guarantor Subsidiary to the Parent or stock dividends or splits of the capital stock of the Parent.

(W) The term "SHAREHOLDER" for purposes of this EXHIBIT M means each Person owning or possessing any Equity Interest (or right to acquire an Equity Interest by warrant, option or otherwise).

(X) The term "FASB 106 ADJUSTMENT" for purposes of this EXHIBIT M means the adjustment to the Borrowers' and the Guarantor Subsidiaries' Consolidated Liabilities pursuant to the Financial Accounting Standards Board Statement No.106, Postretirement Benefits Other Than Pensions, as determined by Coopers & Lybrand L.L.P.

(Y) All capitalized terms used in this EXHIBIT M and not otherwise defined in this EXHIBIT M shall have the meanings ascribed thereto in the Agreement.

                     CONSENT. AGREEMENT AND ACKNOWLEDGMENT

        The undersigned, HMI Incorporated, an Ontario corporation, Newton Falls Holding Company, a Delaware corporation, Tube-Fab Ltd., an Ontario corporation, Health-Mor International, Inc., a U.S. Virgin Islands corporation, Health-Mor Acceptance Corporation, a Delaware corporation, HMI Acceptance Corporation, an Ontario corporation, Health-Mor Acceptance Pty. Ltd., an Australian corporation, and Health-Mor Personal Care Corporation, an Illinois corporation, hereby acknowledge, consent and agree to the terms of the foregoing Waiver and Amendment No.1 to Amended and Restated Credit Agreement, dated as of December 5, 1997, among Star Bank, National Association, HMI Industries, Inc. and Bliss Manufacturing Company (the "Amendment"). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Amendment. Each of the undersigned represents and warrants to Bank that its obligations under or in connection with the Credit Agreement, as amended by the Amendment, remain the valid and binding obligations of each of the undersigned, enforceable against them in accordance with their respective terms. Each of the undersigned, having guaranteed the indebtedness of the Borrowers under the Credit Agreement, as amended by the Amendment, pursuant to the Amended and Restated Guaranty, and/or the Canadian Guaranty (collectively, the "Guaranties"), the Security Agreement and the Canadian Security Agreements (collectively, the "Security Agreements"), executed and delivered by the undersigned to Bank, hereby acknowledges and agrees to the terms of the foregoing Amendment and to the terms of the Credit Agreement, as amended through the date hereof. Each of the undersigned represents and warrants to Bank that the respective Guaranties and the respective Security Agreements to which it is a party remain the valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms. Each of the undersigned hereby represents, warrants and acknowledges that as of the date of the Amendment, it has no defenses, claims, counterclaims or setoffs with respect to the Credit Agreement, as amended by the Amendment, the Guaranties or its Obligations (as defined in each such document) thereunder or with respect to any actions of the Bank or any of its officers, directors, shareholders, employees, agents or attorneys, and each of the undersigned irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases the Bank and each of its officers, directors, shareholders, employees, agents and attorneys from the same. Each of the undersigned acknowledges and agrees that the execution of this Consent, Agreement and Acknowledgment to the Amendment does not grant to any of the undersigned the right or power to require notice to the undersigned of, or the consent of any of the undersigned to, any future waiver, amendment, consent, termination or other modification of, or with respect to, the Credit Agreement or any other Loan Document.

HMI INCORPORATED                          NEWTON FALLS HOLDING COMPANY

By: ______________________                By: ______________________________
Its: ______________________               Its: ____________________________

TUBE-FAB LTD.                             HEALTH-MOR PERSONAL CARE CORPORATION

By: ______________________                By: _____________________________

Its: ______________________               Its: ____________________________




HEALTH-MOR INTERNATIONAL, INC.            HEALTH-MOR ACCEPTANCE CORPORATION

By: ______________________                By: _____________________________

Its: ______________________               Its: ____________________________



HMI ACCEPTANCE CORPORATION                HEALTH-MOR ACCEPTANCE PTY. LTD.

By: ______________________                By: _____________________________

Its: ______________________               Its: ____________________________


Dated:  December 5, 1997